Exhibit 99.1
FOR IMMEDIATE RELEASE

August 15, 2017

CONTACT:
Investor Relations - (301) 968-9300

AGNC Investment Corp. Announces Pricing of Public Offering of Depositary Shares

Bethesda, MD – August 15, 2017 - AGNC Investment Corp. (Nasdaq: AGNC) ("AGNC" or the “Company”) announced today that it has priced a public offering of 12,000,000 depositary shares with a liquidation preference of $25.00 per share (the “Depositary Shares”), for gross proceeds of $300 million before deducting underwriting discounts and other estimated offering expenses. Each Depositary Share represents a 1/1,000th interest in a share of the Company’s 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"). In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional 1,800,000 Depositary Shares. The Company intends to apply to list the Depositary Shares on the NASDAQ Global Select Market under the symbol "AGNCN." The offering is subject to customary closing conditions and is expected to close on or about August 22, 2017.

AGNC intends to use the net proceeds from this offering to redeem all of its outstanding 8.000% Series A Cumulative Redeemable Preferred Stock. AGNC intends to use the remaining net proceeds from this offering to finance the acquisition of Agency securities, non-Agency securities (including credit risk transfer securities), other mortgage-related assets and hedging instruments and for general corporate purposes.

Morgan Stanley, BofA Merrill Lynch, UBS Investment Bank, J.P. Morgan, RBC Capital Markets, and Keefe, Bruyette & Woods, A Stifel Company, are joint book-running managers for the offering. Citigroup and Credit Suisse are co-managers for the offering.

The offering is being made pursuant to AGNC's existing effective shelf registration statement, previously filed with the Securities and Exchange Commission, or the SEC. The offering of these securities will be made only by means of a prospectus and a related prospectus supplement, when available. Copies of the prospectus and prospectus supplement may be obtained by contacting:
Morgan Stanley & Co. LLC
Attention: Prospectus Department

180 Varick St
2nd Floor
New York, NY 10014
Or by telephone: 866-718-1649

BofA Merrill Lynch
Attention: Prospectus Department
200 North College Street
3rd Floor
Charlotte, NC 28255-0001
Or by telephone: 800-294-1322
Or by email: dg.prospectus_requests@baml.com

UBS Securities LLC
Attention: Prospectus Department
1285 Avenue of the Americas
New York, NY 10019
Or by telephone: 888-827-7275

J.P. Morgan
Attention: Investment Grade Syndicate Desk
383 Madison Avenue
New York, NY 10179
Or by telephone: 212-834-4533

RBC Capital Markets, LLC
Attention: Transaction Management
200 Vesey Street
8th Floor
New York, NY 10281-8098
Or by telephone: 866-375-6829
Or by email: rbcnyfixedincomeprospectus@rbccm.com

Keefe, Bruyette & Woods, Inc.
Attention: Debt Capital Markets
787 Seventh Avenue
4th Floor
New York, NY 10019
Or by telephone: 800-966-1559

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Depositary Shares, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency.

FORWARD-LOOKING STATEMENTS
This press release contains statements that constitute "forward-looking statements," including with regard to the Company's securities offering and the anticipated use of the net proceeds. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the securities offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Completion of the securities offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; changes in the market value of our assets; general economic conditions; market conditions; conditions in the market for agency securities; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's periodic reports and other documents filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release.